Exhibit 10.13.1

Arotech Corporation
Jon B. Kutler Chairman of the Board	1229 Oak Valley Drive Ann Arbor, Michigan 48108 Tel: (734) 761-5836 Fax: (734) 761-5368 http://www.arotech.com Nasdaq Global Market: ARTX

August 30, 2017
VIA EMAIL
krutty@arotechusa.com

Mr. Dean Krutty
8025 Trillium Lane
 Canton, Michigan 48187
              Re: Employment Agreement dated March 16, 2017
Dear Dean:
In connection with your Employment Agreement with Arotech Corporation dated March 16, 2017 (the “Agreement”), we wish to amend the Agreement in certain respects. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
1.
Notwithstanding the terms of Section 5 of the Agreement, the time period for giving written notice of Non-Renewal shall be forty-five (45) days prior to the end of the Initial Term and not one hundred twenty (120) days prior thereto.

In all other respects, the terms of the Agreement will govern the relationship between us.
If the foregoing is acceptable to you, kindly sign this letter in the space provided for your signature below, whereupon this letter will become a binding amendment to the Agreement.
Sincerely yours,
AROTECH CORPORATION

By:	/s/ Jon B. Kutler Jon B. Kutler Chairman of the Board

ACCEPTED AND AGREED:

/s/ Dean M. Krutty
Dean M. Krutty